Exhibit 11


                       COMPUTATION OF EARNINGS PER SHARE
                     (Millions of dollars, except per share)

                                                                       Year Ended 30 September
                                                               --------------------------------------
                                                                  2001       2000        1999
Earnings
  Income before cumulative effect of accounting changes           $466       $124        $451
  Cumulative effect of accounting changes                            0          0           0
                                                               --------   --------    --------
    Net Income                                                    $466       $124        $451
                                                               ========   ========    ========

Basic shares
  Average common shares outstanding during the year                215        213         212
                                                               ========   ========    ========

Basic earnings per share
  Income before cumulative effect of accounting changes          $2.17      $0.58       $2.12
  Cumulative effect of accounting changes                            0          0           0
                                                               --------   --------    --------
    Net Income                                                   $2.17      $0.58       $2.12
                                                               ========   ========    ========

Diluted shares
  Average common shares outstanding during the year                215        213         212
  Shares issuable from stock option and award plans                  5          3           4
                                                               --------   --------    --------
    Adjusted average common shares outstanding                     220        216         216
                                                               ========   ========    ========

Diluted earnings per share
  Income before cumulative effect of accounting changes          $2.12      $0.57       $2.09
  Cumulative effect of accounting changes                            0          0           0
                                                               --------   --------    --------
    Net income                                                   $2.12      $0.57       $2.09
                                                               ========   ========    ========
